UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2016

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 17, 2016, the Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”) approved amendments to Article II, Section 2.16 and Article VII, Section 7.1 of the Company’s Bylaws.

Section 2.16 now provides that the Board may designate a record date, not exceeding fifty-five (55) and not less than twenty-five (25) calendar days prior to (i) a shareholders meeting, (ii) the date for the payment of any dividend, (iii) the allotment of rights, or (iv) to the date shareholders may exercise rights in respect of any exchange or reclassification of shares. Further, the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be.

Section 2.16 of the Bylaws now provides that the default record date shall be the date on which notice of the meeting is mailed (which shall not exceed fifty-five (55) or be less than twenty-five (25) calendar days prior to the meeting) unless another date is set by the Board as the record date.

Section 7.1 now provides that the Board may not issue shares of the Company in exchange for promissory notes as consideration and may make any additional rules and regulations concerning the issuance, transfer and registration of shares of the Company, including the appointment of transfer agents and registrars, as it deems appropriate.

This summary of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, as amended on March 17, 2016, attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
Number

3.1	Bylaws, as amended and restated on March 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: March 23, 2016

By:	/s/ Joyce LaViscount
Name:	Joyce LaViscount
Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Bylaws, as amended and restated on March 17, 2016